As filed with the Securities and Exchange Commission on June 27, 2001

                                                  Registration No. 333-_________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              __________________
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                        FEDERAL REALTY INVESTMENT TRUST
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

          Maryland                                      52-0782497
------------------------------           ---------------------------------------
(State or other jurisdiction             (I.R.S. employer of identification no.)
incorporation or organization)


                           1626 East Jefferson Street
                           Rockville, Maryland  20852
                           --------------------------
                    (Address of principal executive offices)

                        FEDERAL REALTY INVESTMENT TRUST
                      SAVINGS AND RETIREMENT 401(k) PLAN
         --------------------------------------------------------------
                            (Full title of the plan)

                                Nancy J. Herman
              Senior Vice President, General Counsel and Secretary
                        Federal Realty Investment Trust
                           1626 East Jefferson Street
                          Rockville, Maryland  20852
                                (301) 998-8100
-------------------------------------------------------------------------------
(Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                               Alan L. Dye, Esq.
                             Hogan & Hartson L.L.P.
                          555 Thirteenth Street, N.W.
                            Washington, D.C. 20004
                                 (202) 637-5600

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                Proposed                      Proposed
  Title of securities             Amount to be              maximum offering              maximum aggregate        Amount of
   to be registered                registered              price per share (1)            offering price (1)     registration fee
-----------------------------------------------------------------------------------------------------------------------------------
   Common Shares of
 Beneficial Interest,
 par value $.10 (2)(3)            25,000  shares                 $20.81                       $520,250                 $130
===================================================================================================================================

(1) Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the amount of the registration fee, based on the average of the high and low prices per share of Federal Realty Investment Trust Common Shares of Beneficial Interest, par value $.01 per share ("Common Shares"), on June 25, 2001, as reported on The New York Stock Exchange.
(2) Includes rights ("Rights") issuable pursuant to the Amended and Restated Rights Agreement between the Registrant and American Stock Transfer & Trust Company dated as of March 11, 1999. Rights are currently attached to and traded with the Common Shares (including the Common Shares registered hereunder). The value attributable to the Rights, if any, is reflected in the value of the Common Shares.
(3) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the employee benefit plan described herein. No registration fee is payable with respect to such interests, in accordance with Rule 457(h)(2).

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Documents containing the information required to be provided in this Part I will be separately sent or given to employees participating in the Federal Realty Investment Trust Savings and Retirement 401(k) Plan (the "Plan"), as contemplated by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                    PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     Federal Realty Investment Trust (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents:

     (a) The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2000;

     (b) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed on March 15, 2001;

     (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed on May 8, 2001;

     (d) The Registrant's Current Reports on Form 8-K filed on May 9, 2001, and February 15, 2001;

     (e) The description of the Common Shares, contained in the Registrant's Registration Statement on Form 8-A/A filed on April 24, 2001;

     (f) The description of the Rights contained in the Registrant's Registration Statement on Form 8-A/A filed March 11, 1999; and

     (g) All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold.

     Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

     To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     The Registrant's Declaration of Trust authorizes the Registrant, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former shareholder, trustee or officer of the Registrant or (ii) any individual who, while a trustee of the Registrant and at the request of the Registrant, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status. The Registrant's Declaration of Trust also permits the Registrant to indemnify and advance expenses to any person who served a predecessor of the Registrant in any of the capacities described above and to any employee or agent of the Registrant or a predecessor of the Registrant.

     The Registrant's Bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify (a) any trustee, officer or shareholder or any former trustee, officer or shareholder, including any individual who, while a trustee, officer or shareholder and at the express request of the Registrant, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, shareholder, partner or trustee of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding, (b) any trustee or officer or any former trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful and (c) each shareholder or former shareholder against any claim or liability to which he may become subject by reason of such status. In addition, the Registrant will, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a trustee, officer or shareholder or former trustee, officer or shareholder made a party to a proceeding by reason of such status, provided that, in the case of a trustee or officer, the Registrant must have received (i) a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by the Registrant and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Registrant if it shall ultimately be determined that the applicable standard of conduct was not met. The Registrant may, with the approval of its trustees, provide such indemnification or payment or reimbursement of expenses to any trustee, officer or shareholder or any former trustee, officer or shareholder who served a predecessor of the Trust and to any employee or agent of the Registrant or a predecessor of the Registrant. Any indemnification or payment or reimbursement of the expenses permitted by the Registrant's Bylaws will be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the Maryland

General Corporation Law (the "MGCL") for directors of Maryland corporations. The Registrant may provide to trustees, officers and shareholders such other and further indemnification or payment or reimbursement of expenses, as the case may be, to the fullest extent permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations.

     Title 8 of the Corporations and Associations Code of the State of Maryland, as amended, permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents, and permits a real estate investment trust to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the trustee or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, under Title 8, a Maryland real estate investment trust may not indemnify a trustee or officer in a suit by or in the right of the trust if such trustee or officer has been adjudged to be liable to the trust.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.    Exhibits.

    Exhibit
    Number                             Description
    ------                             -----------

      3.1 Articles of Amendment and Restatement of Declaration of Trust of Registrant, dated May 20, 1999 (incorporated by reference to
               Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed on May 25, 1999).

      3.2 Declaration of Trust of Registrant, dated May 5, 1999 (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K, filed on May 25, 1999).

      3.3 Bylaws of the Registrant, dated May 5, 1999 (incorporated by reference to Exhibit 3.3 to the Registrant's Current Report on Form 8-K, filed on May 25, 1999).

      3.4 Statement of Designation for Series A Cumulative Redeemable Preferred Shares (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K, filed on October 3,
               1997).

      4.1 Amended and Restated Rights Agreement, dated March 11, 1999, between the Registrant and American Stock Transfer & Trust Company (incorporated by reference to Exhibit No. 1 to the Registrant's Form 8-A/A, filed on March 11, 1999).

     *5.1      Internal Revenue Service Determination Letter.

     *23.1     Consent of Arthur Andersen LLP, independent public accountants.

     *23.2     Consent of Grant Thornton LLP, independent public accountants.

     *24.1     Power of Attorney (included on signature page).


     * Filed herewith.


Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 25/th/ day of June, 2001.

                                   FEDERAL REALTY INVESTMENT TRUST


                                   By: /s/ Steven J. Guttman
                                       ---------------------
                                          Steven J. Guttman
                                          Chairman and Chief Executive Officer


                               POWER OF ATTORNEY

          We, the undersigned trustees and officers of Federal Realty Investment Trust, a Maryland real estate investment trust, do hereby constitute and appoint Steven J. Guttman and Cecily A. Ward, and each and either of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as trustees and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said trust to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below as of June 25, 2001.


              SIGNATURE                                         TITLE
              ---------                                         -----
          /s/ Steven J. Guttman            Chairman of the Board, Chief Executive Officer
-------------------------------------
           Steven J. Guttman               and Trustee (Chief Executive Officer)


          /s/ Cecily A. Ward               Vice President, Chief Financial Officer and
-------------------------------------      Treasurer (Chief Financial and Accounting
           Cecily A. Ward                  Officer)


          /s/ Dennis L. Berman             Trustee
-------------------------------------
           Dennis L. Berman


_____________________________________      Trustee
           Kenneth D. Brody

              SIGNATURE                                     TITLE
              ---------                                     -----

          /s/ Kristin Gamble               Trustee
-------------------------------------
           Kristin Gamble


          /s/  Walter F. Loeb              Trustee
-------------------------------------
           Walter F. Loeb


             /s/ Mark S. Ordan             Trustee
-------------------------------------
              Mark S. Ordan


         Pursuant to the requirements of the Securities Act, the trustee of the Federal Realty Investment Trust Savings and Retirement 401(k) Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on June 26, 2001.


                                FEDERAL REALTY INVESTMENT TRUST SAVINGS
                                AND RETIREMENT 401(k) PLAN


                                By: FEDERAL REALTY INVESTMENT TRUST
                                    Plan Administrator

                                By: /s/ Cecily A. Ward
                                    ------------------
                                    Name: Cecily A. Ward
                                    Title: Vice President, Chief Financial
                                           Officer and Treasurer

                                 EXHIBIT INDEX

Exhibit
Number                           Description                                       Page
------                           -----------                                       ----
3.1     Articles of Amendment and Restatement of Declaration of Trust of             *
        Registrant, dated May 20, 1999 (incorporated by reference to
        Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed on May 25, 1999).

3.2     Declaration of Trust of Registrant, dated May 5, 1999                        *
        (incorporated by reference to Exhibit 3.2 to the Registrant's
        Current Report on Form 8-K, filed on May 25, 1999).

3.3     Bylaws of the Registrant, dated May 5, 1999 (incorporated by                 *
        reference to Exhibit 3.3 to the Registrant's Current Report on
        Form 8-K, filed on May 25, 1999).

3.4     Statement of Designation for Series A Cumulative Redeemable                  *
        Preferred Shares (incorporated by reference to Exhibit 4 to the
        Registrant's Current Report on Form 8-K, filed on October 3,
        1997).

4.1     Amended and Restated Rights Agreement, dated March 11, 1999,                 *
        between the Registrant and American Stock Transfer & Trust
        Company (the "Rights Agreement") (incorporated by reference to
        Exhibit No. 1 to the Registrant's Form 8-A/A, filed on March 11,
        1999).

5.1     Internal Revenue Service Determination Letter.

23.1    Consent of Arthur Andersen LLP, independent public accountants.

23.2    Consent of Grant Thornton LLP, independent public accountants.

24.1    Power of Attorney (included on signature page).

*incorporated by reference